Exhibit 10.1
B&R GLOBAL HOLDINGS, INC.
December 6, 2019

Kong Hian Lee aka Victor Lee At-Will Employment Agreement

Dear Victor:

B&R Global Holdings, Inc., a Delaware corporation (the “Company”), is pleased to extend an offer of at-will employment to you based on the general terms and conditions set forth in this letter agreement.  The term “Company” as used herein with respect to all of your obligations hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).
1.Title and Start Date. You shall serve as the Vice President of Corporate Finance, Investors Relation and Corporate Strategy of HF Foods Group, Inc. (“HFFG”), the parent of the Company, while remaining an employee of the Company. You initially will report to Peter Zhang, the Chief Executive Officer of the Company and HFFG. As a Company employee, you will be required to devote your full professional time, best efforts, knowledge and experience to the performance of your duties and advance the Company’s and the Group’s interests. You shall have such responsibilities and authority, including, without limitation, such responsibilities and tasks for the Group, as the Company may assign from time to time. You shall not engage in any professional activity that would interfere with the performance of your duties. During your employment, you shall comply with the written policies of the Company as in effect from time to time. Your start date with the Company shall be November 14, 2019 or such other date agreed to by the Company in writing (the “Start Date”).
2.Annual Base Compensation. Your annual base compensation shall initially be $180,000 (the “Base Compensation”). The Base Compensation will be subject to applicable taxes and lawful deductions and will be paid in accordance with the Company's normal payroll practices.
3.Bonus. As further compensation, the Company may pay you an annual bonus of up to sixty percent (60%) of Base Salary, at such time and in such amounts at the sole discretion of the Company but shall not be lower than Seventy Thousand Dollars ($70,000).
4.Relocation Allowance. The company shall provide you with a one-time relocation allowance of Twenty Thousand Dollars ($20,000) (“Allowance”). If you voluntarily terminate your employment within 18 months of this Agreement, the Allowance shall be returned on pro rata basis. You agree to sign a payroll deduction authorization form to deduct any amounts from your final paycheck as the reimbursement.
5.At-Will Relationship. Notwithstanding anything in this At-Will Employment Agreement to the contrary, your employment with the Company is at-will, which means that either you or the Company may terminate your relationship at any time and for any reason or for no reason at all. This at-will relationship can be changed only by a written agreement signed by you and the Chief Executive Officer of the Company.
6.Paid Time Off. You shall be entitled to four (4) weeks of paid time off per year, accrued and paid in accordance with Company policy in effect from time to time.
7.Benefits and Business Reimbursements. You shall be entitled to participate in any employee benefit and group insurance programs offered from time to time to similarly-situated Company employees, including health insurance, subject to the eligibility requirements and other terms and conditions of such programs. You shall be entitled to reimbursement of all reasonable and necessary business expenses incurred on behalf of the Company

8.No Inconsistent Obligations. You represent that there are no obligations, legal or otherwise, that conflict with or prevent or restrict your employment with, or the performance of your duties and obligations to, the Company. You also represent that your employment with the Company shall not result in any breach or violation of any existing and enforceable obligation, commitment or agreement to which you are subject. You agree that you will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. You represent and warrant that you have returned all proprietary and confidential information belonging to all prior employers.
9.Restrictions. This offer of employment is contingent upon your execution of the Restriction Agreement attached hereto.
10.Entire Agreement. You understand and agree that the terms and conditions in this at-will employment agreement, the attached Restriction Agreement, and any other agreement expressly referenced in this at-will employment agreement embody the entire agreement and understanding between you and the Company and supersede and replace all prior conflicting or inconsistent agreements, consents and understandings relating to your employment. You acknowledge and agree that there is no oral or other agreement between you and the Company that has not been incorporated herein.
This offer is contingent upon your beginning employment on the Start Date and upon your ability to provide proof of identity and continuing work authorization, as required by law. This offer is conditioned on your satisfactory completion of the background check process as determined in the Company’s sole discretion, and is subject to revocation in the event that you have provided false or incomplete information during the hiring process.
We are excited to have you join the Company team and we believe you will be a significant addition to the Company’s capabilities.
[Signature Page Follows]

HF Foods Group, INC. /B&R GLOBAL HOLDINGS, INC.

/s/ Peter Zhang
Peter Zhang
CEO
Agreed to and Accepted:

/s/ Kong Hian Lee
Kong Hian Lee a/k/a Victor Lee
December 6, 2019

KONG HIAN LEE AKA VICTOR LEE RESTRICTION AGREEMENT
This Restriction Agreement (this “Agreement”) is made and entered into as of December 6, 2019, by and between Kong Hian Lee aka Victor Lee (“Employee”) and B&R Global Holdings, Inc. (the “Company”).
R E C I T A L S
a.In the course of Employee’s employment with the Company, Employee will be provided and will gain and enjoy access to Confidential Information (as hereinafter defined) relating to the business of the Company and its affiliates, including but not limited to trade secrets and proprietary information, and the Company has provided and will continue to provide Employee with Confidential Information relating to the business of the Company and its affiliates and their respective employees.
b.The parties hereto desire to enter into this Agreement in order to set forth the respective rights, limitations and obligations of both the Company and Employee with respect to the Confidential Information and the other matters set forth herein.
NOW, THEREFORE, for and in consideration of the employment of Employee by the Company, the compensation paid to Employee, and the Company’s providing of Confidential Information (as defined below) to Employee during the course of employment, as well as the other mutual promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.NONDISCLOSURE. Employee acknowledges that during the course of her employment by the Company, the Company will provide, as a consequence of Employee’s employment and the execution of this Agreement, and Employee will thereby acquire, knowledge with respect to the business operations of the Company and its affiliates including, by way of illustration, existing and contemplated product and service offerings, trade secrets, intellectual property, compilations, manufacturing, application and implementation methods, business and financial methods, processes or practices, operating and maintenance costs, plans, systems, programs, projects and know-how, pricing and pricing structures, marketing and selling techniques and information, customer data, supplier lists and confidential information relating to the policies, employees and/or business strategies of such entities (all of such information and similar information herein referenced to as the “Confidential Information”). The protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company. Employee agrees that Employee will not, during her employment, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with Employee’s duties on behalf of the Company, or use, except on behalf of the Company, any Confidential Information acquired by Employee. Employee further agrees that Employee will not, at any time after his employment has ended (for whatever reason), use or divulge to any person directly or indirectly any Confidential Information, or use any Confidential Information in subsequent employment of any nature. Employee understands and agrees that this nondisclosure obligation shall pertain to all Confidential Information of the Company regardless of when Employee learned of or had access to the Confidential Information. If Employee is subpoenaed or otherwise required by law to testify concerning, or to produce to third parties, Confidential Information, Employee agrees to notify Company upon receipt of a subpoena or upon belief that such testimony or production shall be required.
Employee further acknowledges that it is the Company’s policy not to infringe upon the intellectual property rights of third parties, including not using the confidential information or trade secrets of any third parties, including those of former employers of the Company’s employees. Employee represents to the Company and warrants and agrees that she (i) has not used or disclosed to the Company such information or trade secrets and (ii) is to strictly avoid any such use or disclosure while employed by the Company.
2.RETURN OF DOCUMENTS. Employee agrees that if Employee’s relationship with the Company is terminated (for whatever reason), Employee shall not remove or take with Employee, but will leave with the Company or return to the Company, all Confidential Information, work product, records, files, data, memoranda, reports, price lists, customer lists, documents and other information, in whatever form (including on computer disk or thumb drive), and any copies thereof, relating to the Confidential Information, or if such items are not on the premises of the Company, Employee agrees to return such items immediately upon the earlier of

Employee’s termination or the request of the Company. Employee acknowledges that all such items are and remain the property of the Company.
3.ASSIGNMENT AND ACKNOWLEDGMENT OF THE COMPANY’S RIGHT IN WORK PRODUCT. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company’s or its affiliates’ actual or anticipated business that are conceived, developed or made by Employee while employed by the Company or any of its affiliates (“Work Product”) belong to the Company or such affiliate (as the case may be). Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. Section 101, and ownership of all right, title and interest therein shall vest in the Company or its affiliates. To the extent that any Work Product is not deemed to be a “work made for hire” under applicable law or all right, title and interest in and to such Work Product has not automatically vested in the Company or its affiliates, Employee hereby irrevocably assigns, transfers and conveys, to the full extent permitted by applicable law, all right, title and interest in and to the Work Product on a worldwide basis to the Company or its affiliates (as the case may be), without further consideration. Employee will promptly disclose such Work Product to the Company and perform, at the Company’s expense, all actions requested by the Company (whether during or after employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments, obtaining and/or aiding in the enforcement of any copyrights, trade secrets, rights in Confidential Information and products with respect to Work Product and providing testimony in any proceeding affecting the rights of the Company in any Work Product). The Company shall have the right to obtain and hold, in whatever name or capacity it selects, copyrights, registrations and any other protection available in the Work Product. Employee warrants that Employee’s Work for the Company does not and will not in any way conflict with any obligations Employee may have with any third party, including any prior employer or contractor. Employee also agrees to develop all Work Product in a manner that avoids any known infringement of any third party’s intellectual property rights. The Company and Employee agree that this Section 3 shall not apply to an invention that the Employee developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Employee for the Company.
4.NON-COMPETITION AND NON-SOLICITATION. In consideration of the base salary provided to the Employee by the Company hereunder, the adequacy of which is hereby acknowledged by the parties hereto, the Employee agrees that during the term of the Employment and for a period of one year following the termination of the employment for whatever reason:
a.The Employee will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Employee in the Employee's capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

b.unless expressly consented to by the Company, the Employee will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.
The provisions contained in this Section 4 are considered reasonable by the Employee and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective. This Section 4 shall survive the termination of this Agreement for any reason. In the event the Employee breaches this Section 4, the Employee acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek any and all remedies permissible at law or in equity.

5.INJUNCTIVE RELIEF. Employee acknowledges and agrees that the agreements and covenants contained in this Agreement are essential to protect the Confidential Information, business and goodwill of the Company. Employee acknowledges that the breach of any of the covenants and agreements contained herein including, without limitation, the confidentiality covenants specified in Section 1 and the covenants with respect to Work Product and Non-Competition/Non-Solicitation contained in Sections 3 and 4, will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, Employee agrees that the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. Employee further acknowledges and agrees that in the event of the termination of Employee’s employment with the Company, whether voluntary or involuntary, that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood. Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content.
6.SEVERABILITY AND REFORMATION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Employee or the Company under this Agreement would not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Employee hereby request the court to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with this Section 6.
7.IMMUNITY. Employee understands and agrees that he shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee further understands that he shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Finally, Employee understands that, if he files a lawsuit for retaliation by the Company or its affiliates for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, provided Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
8.GOVERNING LAW AND EXCLUSIVE VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction. The exclusive venue for any dispute arising out of this Agreement or Employee’s employment with the Company shall be any state or federal court of competent jurisdiction in Los Angeles County, California.
9.KNOWLEDGE. Employee acknowledges that he has had the opportunity to read and review this Agreement and that Employee understands all of the terms of this Agreement and its importance. Employee further acknowledges that the Company would not employ Employee or disclose Confidential Information to Employee without this Agreement. Employee acknowledges that the Company encourages Employee to consider consulting with an attorney prior to execution of this Agreement by Employee.
10.MISCELLANEOUS.
a.This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes any and all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Employee acknowledges and agrees that there is no oral or other agreement between the Company and Employee that has not been incorporated in this Agreement. This Agreement may only be modified by a written agreement signed by both parties. Nothing in this

Agreement shall be read as guaranteeing employment for any specific period of time, or in any way altering the at-will status of Employee.
b.The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provision of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder of performance by the other shall affect such party’s rights or privileges in the event of a further default or failure of performance.
c.This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same Agreement.
d.Employee agrees that Employee’s termination from employment, for whatever reason, shall not reduce or terminate Employee’s covenants and agreements set forth herein.
IN WITNESS WHEREOF, the parties hereto have executed this Restriction Agreement as of the day and year designated above.

EMPLOYEE

/s/ Kong Hian Lee
Kong Hian Lee aka Victor Lee

HF Foods Group, Inc./B&R GLOBAL HOLDINGS, INC.

/s/ Peter Zhang
Peter Zhang
Chief Executive Officer